Exhibit 5.1

Our ref	RDS/622314-000001/6459745v2
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Qunar Cayman Islands Limited

17th Floor, Viva Plaza, Building 18, Yard 29

Suzhou Street, Haidian District

Beijing 100080

People’s Republic of China

22 October 2013

Dear Sirs

Qunar Cayman Islands Limited

We have acted as Cayman Islands legal advisers to Qunar Cayman Islands Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain American Depositary Shares (the “ADSs”) representing the Company’s Class B Ordinary Shares of par value US$0.001 each (the “Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation dated 31 July 2006.

1.2	The Fourth Amended and Restated Memorandum and Articles of Association of the Company as adopted on 3 July 2013 (the “Pre-IPO M&A”).

1.3	The Fifth Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution passed on 17 October 2013 and effective conditional and immediately upon completion of the Company’s initial public offering of the ADSs representing the Shares (the “IPO M&A”).

1.4	The written resolutions of the directors of the Company dated 17 October 2013 (the “Directors’ Resolutions”).

1.5	The minutes (the “Minutes”) of the general meeting of the members of the Company held on 17 October 2013 (the “Meeting”).

1.6	A certificate from a Director of the Company addressed to this firm dated 22 October 2013, a copy of which is attached hereto (the “Director’s Certificate”).

1.7	A certificate of good standing dated 2 August 2013, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company, with effect immediately upon the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$800,000 divided into 800,000,000 Ordinary Shares, of a par value of US$0.001 each, consisting of 303,344,804 Class A Ordinary Shares and 496,655,196 Class B Ordinary Shares.

3.3	The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and entered in the register of members (shareholders), the Shares will be legally issued and allotted, fully paid and non-assessable.

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder

Encl

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